                                                                     EXHIBIT 2.2

     CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK [*].



                               PURCHASE AGREEMENT

                                  BY AND AMONG

                       AMERICAN ONCOLOGY RESOURCES, INC.

                  AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP

                      TEXAS RADIATION ONCOLOGY GROUP, LLP

                         AUSTIN CANCER CENTER, LIMITED

                        AUSTIN CANCER CENTER II, LIMITED

               CENTRAL TEXAS RADIATION ONCOLOGY PHYSICIANS, P.A.

                              SHANNON D. COX, M.D.

                             JOHN H. WILBANKS, M.D.

                             GEORGE R. BROWN, M.D.

                                      AND

                             BRUCE M. TURNER, M.D.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I             DEFINITIONS............................................   1

ARTICLE II            TERMS OF PARTNERSHIP INTEREST PURCHASE.................   2
     Section 2.01     Purchase and Sale......................................   2
     Section 2.02     Consideration..........................................   2

ARTICLE III           TERMS OF ASSET PURCHASE................................   3
     Section 3.01     Purchase and Sale......................................   3
     Section 3.02     Medical Assets.........................................   5
     Section 3.03     Assumption of Obligations and Liabilities..............   6
     Section 3.04     Purchase Price.........................................   7
     Section 3.05     Tax Allocation.........................................   7

ARTICLE IV            REPRESENTATIONS OF THE PHYSICIAN PARTIES...............   7
     Section 4.01     Representations of the Physician Parties...............   7
            (a)       Organization, Valid Authorization and Good Standing....   7
            (b)       Compliance.............................................   8
            (c)       Approvals..............................................   8
            (d)       Financial Statements...................................   8
            (e)       Undisclosed Liabilities................................   8
            (f)       Absence of Changes or Events...........................   9
            (g)       Litigation.............................................  10
            (h)       Permits; Compliance with Laws..........................  10
            (i)       Insurance..............................................  11
            (j)       Tax Matters............................................  11
            (k)       Contracts..............................................  12
            (l)       Employee Benefit Plans.................................  12
            (m)       Environmental Protection...............................  14
            (n)       Labor Matters..........................................  14
            (o)       Employees..............................................  15
            (p)       Title to Nonmedical Assets.............................  15
            (q)       Value of Assets........................................  15
            (r)       Inventory..............................................  15
            (s)       .......................................................  15
            (t)       Tangible Personal Property.............................  15
            (u)       Leases.................................................  15
            (v)       Contract Rights........................................  16
            (w)       Prepaid Items..........................................  16
            (x)       Accounts Payable.......................................  16
            (y)       Completeness and Conditions of Assets..................  16


                                      (i)

            (z)       Brokers................................................  16
            (aa)      Disclosure.............................................  17
     Section 4.02     Representations of the Physicians......................  17
            (a)       Valid Authorization....................................  17
            (b)       Compliance.............................................  17
            (c)       Approvals..............................................  17
            (d)       Litigation.............................................  18
            (e)       Permits................................................  18
            (f)       Staff Privileges.......................................  18
            (g)       Organization of New P..................................  18
            (h)       Title to Partnership Interests.........................  19
            (i)       Management Services Agreement..........................  19
            (j)       Undisclosed Liabilities................................  19
            (k)       Intentions.............................................  19
            (l)       Disclosure.............................................  19

ARTICLE V             REPRESENTATIONS OF THE AOR PARTIES.....................  20
     Section 5.01     Representations of the AOR Parties.....................  20
            (a)       Organization, Valid Authorization and Good Standing....  20
            (b)       Compliance.............................................  20
            (c)       Approvals..............................................  20
            (d)       Capitalization.........................................  21
            (e)       Financial Statements...................................  21
            (f)       Litigation.............................................  21
            (g)       Registration Rights....................................  21
            (h)       Brokers................................................  21
            (i)       Disclosure.............................................  22

ARTICLE VI            ADDITIONAL AGREEMENTS..................................  22
     Section 6.01     Investment Representations and Covenants of Physicians.  22
     Section 6.02     No Corporate Practice..................................  24
     Section 6.03     Current Public Information.............................  24
     Section 6.04     Rule 144 Covenant......................................  24
     Section 6.05     Consents of Accountants................................  25
     Section 6.06     Access to Business Records.............................  25

ARTICLE VII           NON-COMPETITION AND CONFIDENTIALITY COVENANTS..........  25
     Section 7.01     Physician Non-Competition Covenant.....................  25
     Section 7.02     Physician Confidentiality Covenant.....................  27

ARTICLE VIII          CLOSING................................................  28
     Section 8.01     Documents to be Delivered by...........................  28
     Section 8.02     Documents to be Delivered by AOR Parties...............  29


                                      (ii)

ARTICLE IX            INDEMNIFICATION........................................  29
     Section 9.01     Indemnification by the Physician Parties...............  29
     Section 9.02     Indemnification by the AOR Parties.....................  31
     Section 9.03     Notice.................................................  31
     Section 9.04     Defense of Third-Party Claims..........................  32
     Section 9.05     Payment of Losses......................................  33
     Section 9.06     Limitations............................................  34
     Section 9.07     EXTENT OF INDEMNIFICATION..............................  34

ARTICLE X             PIGGYBACK REGISTRATION RIGHTS..........................  35
     Section 10.01    Registration Rights....................................  35
     Section 10.02    Covenants of AOR.......................................  36
     Section 10.03    Covenants of the Physicians............................  37
     Section 10.04    Indemnification of Physicians..........................  38
     Section 10.05    Indemnification of AOR.................................  38
     Section 10.06    Defense of Claim.......................................  39
     Section 10.07    Transfer of Registration Rights........................  40

ARTICLE XI            ARBITRATION............................................  40
     Section 11.01    Scope..................................................  40
     Section 11.02    Arbitrators............................................  40
     Section 11.03    Applicable Rules.......................................  41

ARTICLE XII           MISCELLANEOUS..........................................  41
     Section 12.01    Taxes..................................................  42
     Section 12.02    Remedies Not Exclusive.................................  42
     Section 12.03    Parties Bound..........................................  42
     Section 12.04    Notices................................................  42
     Section 12.05    Choice of Law..........................................  43
     Section 12.06    Entire Agreement; Amendments and Waivers...............  43
     Section 12.07    Confidentiality Agreements.............................  44
     Section 12.08    Reformation Clause.....................................  44
     Section 12.09    Assignment.............................................  44
     Section 12.10    Attorneys' Fees........................................  44
     Section 12.11    Further Assurances.....................................  44
     Section 12.12    Announcements and Press Releases.......................  45
     Section 12.13    Antidilution...........................................  45
     Section 12.14    No Tax Representations.................................  45
     Section 12.15    No Rights as Stockholder...............................  46
     Section 12.17    Headings...............................................  46
     Section 12.18    Severability...........................................  46

                                     (iii)

SCHEDULES:

     Disclosure Schedule
     Investment Representations Schedule

EXHIBITS:

     Exhibit A  TROG General Bill of Sale, Conveyance, Transfer and
            Assignment and Agreement Regarding Assumption of Liabilities Exhibit B ACC General Bill of Sale, Conveyance, Transfer and
            Assignment and Agreement Regarding Assumption of Liabilities Exhibit C ACC II General Bill of Sale, Conveyance, Transfer and
            Assignment and Agreement Regarding Assumption of Liabilities

                                      (iv)

                               PURCHASE AGREEMENT

     This Purchase Agreement ("Purchase Agreement"), dated and effective as of April 25, 1997, is by and among AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation ("AOR"); AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP, a Texas limited partnership ("AOR Management"); TEXAS RADIATION ONCOLOGY GROUP, LLP, a Texas limited liability partnership ("TROG"); AUSTIN CANCER CENTER, LIMITED, a Texas limited partnership ("ACC"); AUSTIN CANCER CENTER II, LIMITED, a Texas limited partnership ("ACC II"); CENTRAL TEXAS RADIATION ONCOLOGY PHYSICIANS, P.A., a Texas professional association ("CTROP"); and SHANNON D. COX, M.D., JOHN
H. WILBANKS, M.D., GEORGE R. BROWN, M.D. and BRUCE M. TURNER, M.D. (collectively, the "Physicians" and individually, a "Physician") (AOR, AOR Management, TROG, ACC, ACC II, CTROP and the Physicians are individually referred to herein as a "Party" and collectively referred to herein as "Parties").


                                    RECITALS

     A. In connection with the transactions contemplated by the Master Transaction Agreement, dated and effective as of April 25, 1997, among the Parties and Central Texas Oncology Associates, P.A. (the "Master Transaction Agreement"), the Physicians desire to sell all of their partnership interests in Radiation Oncology Management Partnership, a Texas general partnership ("New P"), and AOR desires to purchase such partnership interests in New P.

     B. In addition, in connection with the transactions contemplated by the Master Transaction Agreement, each of TROG, ACC and ACC II desires to sell and transfer all of its nonmedical assets, and AOR Management desires to purchase and acquire such nonmedical assets and desires to assume certain liabilities.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Any capitalized term not defined herein shall have the meaning ascribed to such term in the Master Transaction Agreement.

                                 ARTICLE II
                     TERMS OF PARTNERSHIP INTEREST PURCHASE

     Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein and in the Master Transaction Agreement, and in reliance upon the representations, warranties and covenants set forth herein, at the Closing, each Physician agrees to sell and hereby sells to AOR, and AOR agrees to purchase and hereby purchases from each such Physician, the partnership interest of New P set forth after such Physician's name on the Disclosure Schedule. Each Physician's partnership interest of New P is hereinafter referred to as "Partnership Interest," and all such partnership interests of New P are hereinafter referred to as "Partnership Interests."

     Section 2.02 Consideration for Such Transfer. In consideration for the aforesaid transfer of the Partnership Interests, AOR shall deliver the following consideration to the Physicians in the amounts and on the dates set forth below:

          (a) At the Closing, AOR shall deliver to each Physician cash in the amount set forth opposite such Physician's name:

          Physician                 Cash Amount
          ---------                 -----------

          Shannon D. Cox, M.D.       $1,273,194
          John H. Wilbanks, M.D.      1,013,016
          George R. Brown, M.D.         879,743
          Bruce M. Turner, M.D.         812,807
                                     ----------
                                     $3,978,760
                                     ==========

          Payment of such cash amounts shall be made by AOR by wire transfer at Closing in immediately available funds to bank accounts designated by the Physicians.

          (b) At the Closing, AOR shall deliver to each Physician a Note in the original principal amount set forth opposite such Physician's name:

                                 Principal Amount
          Physician                  of Note
          ---------              ----------------

          Shannon D. Cox, M.D.      $  858,085
          John H. Wilbanks, M.D.       676,266
          George R. Brown, M.D.        586,800
          Bruce M. Turner, M.D.        536,355
                                    ----------
                                    $2,657,506
                                    ==========

     ; provided, however, that, to secure for CTOA the benefits of each Employment Agreement and as an additional inducement for the performance by each Physician of such Physician's obligations thereunder, in the event the Employment Agreement between CTOA and any Physician is terminated prior to the fifth anniversary of the Closing Date by (i) CTOA for cause and without such Physician's payment of the appropriate amount of liquidated damages, as specified in such Employment Agreement, or (ii) such Physician without cause and without such Physician's payment of the appropriate amount of liquidated damages, as specified in such Employment Agreement, then such Physician shall execute an appropriate assignment of the Note held by the Physician pursuant to which all of the Physician's rights under such Note are assigned to CTOA; provided, however, that in no event shall the total amount paid to CTOA under such Physician's Note and under Section 4.2 or
     Section 4.3 of such Physician's Employment Agreement exceed the total amount of liquidated damages to which CTOA is entitled under such Physician's Employment Agreement. If such Physician fails to execute the assignment of Note provided for in this Section 2.02(b), such Note shall be deemed assigned to CTOA, and AOR shall be and hereby is authorized to make all payments under the Note subsequent to such assignment, whether express or deemed, directly to CTOA.

          (c) On the third, fourth and fifth anniversaries of the Closing Date, AOR shall deliver to each Physician the number of shares of AOR Common Stock set forth opposite such Physician's name:

                                                  Number of Shares
                                                  ----------------

                Shannon D. Cox, M.D.
                John H. Wilbanks, M.D.                   [*]
                George R. Brown, M.D.
                Bruce M. Turner, M.D.


                                  ARTICLE III
                            TERMS OF ASSET PURCHASE

     Section 3.01 Purchase and Sale. Subject to the terms and conditions herein set forth, and in reliance upon the representations and warranties set forth herein, each of TROG, ACC and ACC II agrees to sell, convey, assign, transfer and deliver to AOR Management, and AOR Management agrees to purchase and acquire, the assets consisting of all the assets (other than the Medical Assets specified in Section 3.02 hereof and any accounts receivable) owned by such Party as a going concern as of the Closing Date, of every kind, character and description, whether tangible, real, personal, or mixed, and wheresoever located, whether carried on the books of such Party or not carried on the books of such Party due to having been expensed, fully depreciated, or otherwise (such Party's assets are referred to herein as the "Nonmedical Assets"), including without limitation the following (except to the extent that any of the following are specifically enumerated as Medical Assets in Section 3.02 hereof):

--------------
* This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

          (a)  All of the inventory owned by such Party ("Inventory");

          (b)  [Intentionally left blank]

          (c) All of such Party's rights in, to and under all leases of supplies, instruments, equipment, furniture, machinery and other items of tangible personal property ("Personal Property Leases"), including without limitation the Personal Property Leases described on the Disclosure Schedule;

          (d) All of such Party's rights in, to and under all contracts, agreements, insurance policies, purchase orders and commitments (the "Transferred Contracts"), including without limitation the Transferred Contracts described on the Disclosure Schedule;

          (e) All tangible personal property (including supplies, instruments, equipment, furniture and machinery) owned by such Party ("Tangible Personal Property"), including without limitation the Tangible Personal Property described on the Disclosure Schedule;

          (f) All books and records of such Party, including without limitation, all credit records, payroll records, computer records, computer programs, contracts, agreements, operating manuals, schedules of assets, correspondence, books of account, files, papers, books and all other public and confidential business records (together the "Business Records"), whether such Business Records are in hard copy form or are electronically or magnetically stored;

          (g) All franchises, licenses, permits, certificates, approvals and other governmental authorizations necessary to own and operate any of the other Nonmedical Assets, a complete and correct list of which is set forth on the Disclosure Schedule (the "Licenses");

          (h) All (i) United States and foreign patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, copyright applications and registrations and trade names of such Party; (ii) proprietary data and technical, manufacturing know-how and information (and all materials embodying such information) of such Party; (iii) developments, discoveries, inventions, ideas and trade secrets of such Party; and (iv) rights to sue for past infringement (all of the foregoing, collectively, "Intellectual Property");

          (i) All of such Party's right, title and interest in, to and under all telephone numbers used in connection with the Practice, including all extensions thereto;

          (j) All rights in, to and under all representations, warranties, covenants and guaranties made or provided by third parties to or for the benefit of such Party with respect to any of the other Nonmedical Assets;

          (k) All of such Party's prepaid expenses, prepaid insurance, deposits and other similar items ("Prepaid Items"); and

     If and to the extent the assignment of any personal property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval listed on the Disclosure Schedule shall require the consent of another party thereto, then (i) such personal property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval shall constitute a Personal Property Lease, Transferred Contract or License, as the case may be, only upon and subject to receipt of such consent; (ii) such personal property lease, contract, agreement, purchase order, work order, commitment, license, permit, certificate or approval shall not be a Personal Property Lease, Transferred Contract or License, as the case may be, if and for so long as the attempted assignment would constitute a breach thereof; and (iii) such Party shall cooperate fully with AOR Management in seeking such consent or reasonable arrangement designed to provide to AOR Management the benefits, claim or rights arising thereunder.

     Section 3.02 Medical Assets. None of TROG, ACC or ACC II shall sell, convey, assign, transfer or deliver to AOR Management, and AOR Management shall not be obligated to acquire (or make any payments or otherwise discharge any liability or obligation of TROG with respect to), the following assets of such Party (the "Medical Assets"):

          (a) Any of such Party's right, title and interest in, to or under, or possession of, all drugs, pharmaceuticals, products, substances, items or devices whose purchase, possession, maintenance, administration, prescription or security requires the authorization or order of a licensed health care provider or requires a permit, registration, certification or any other governmental authorization held by a licensed health care provider as specified under any federal or state law, or both;

          (b) Any of such Party's right, title and interest in and to records of identity, diagnosis, evaluation or treatment of patients;

          (c) Any of such Party's right, title and interest in, to and under insurance policies covering or relating to medical malpractice;

          (d)  The name of such Party;

          (e) Any franchises, licenses, permits, certificates, approvals and other governmental authorizations necessary or desirable to own and operate any of the other Medical Assets, a complete and correct list of which is set forth on the Disclosure Schedule;

          (f) The leasehold estates created by, and all rights conferred on such Party under or by virtue of, all real property lease agreements (such real property lease agreements are hereinafter referred to as "Real Property Leases" and the parcels of real property in which such Party has a leasehold interest and that are subject to the Real Property Leases are hereinafter referred to as "Leased Property"), including without limitation estates created by, and rights conferred under, the Real Property Leases described on the Disclosure Schedule, and any and all estates, rights, titles and interests in, to and under all warehouses, storage facilities, buildings, works, structures, fixtures, landings, constructions in progress, improvements, betterments, installations, and additions constructed or located on or attached or affixed to the Leased Property; and

          (g) Any of such Party's right, title or interest in, to or under any contract or agreement that requires performance by a licensed health care provider under federal or applicable state law ("Medical Contracts").

     Section 3.03 Assumption of Obligations and Liabilities. At the Closing, AOR Management shall assume and agree to pay or perform, promptly as they become due, only those obligations and liabilities of TROG, ACC and ACC II expressly set forth below in this Section 3.03 (such Party's obligations and liabilities are referred to herein as the "Assumed Obligations"). Except for the Assumed Obligations, neither AOR nor AOR Management shall assume or be deemed to have assumed and shall not be responsible for any other obligation or liability of such Party, direct or indirect, known or unknown, choate or inchoate, absolute or contingent, including without limitation (i) any and all obligations regarding any foreign, Federal, state or local income, sales, use, franchise or other tax liabilities, (ii) any and all obligations or liabilities relating to any of fees or expenses of the Physician Parties' counsel, accountants or other experts incident to the negotiation and preparation of the Transaction Documents and consummation of the transactions contemplated thereby, and (iii) any and all liabilities relating to or arising from the provision of professional medical services (or failure to provide professional medical services) prior to the Closing Date. The Assumed Obligations are:

          (a) The accounts payable and other obligations of such Party specifically set forth on the Disclosure Schedule and incurred in connection with the operation of the Practice in the ordinary course of business ("Accounts Payable"); and

          (b) The obligations or liabilities of such Party that relate to periods, events or circumstances occurring on or after the Effective Date, and not to events or circumstances occurring prior to the Effective Date in, to and under the Personal Property Leases listed on the Disclosure Schedule and the Transferred Contracts listed on the Disclosure Schedule; provided, however, that (i) each of such Personal Property Leases listed on the Disclosure Schedule and such Transferred Contracts listed on the Disclosure Schedule shall be on the same terms and conditions as are in effect prior to and on the Effective Date, and (ii) AOR Management shall assume no obligation or liability in, to or under any such lease, agreement or order that is not included on the Disclosure Schedule.

     Section 3.04 Purchase Price. AOR Management agrees that, subject to the terms and conditions of this Purchase Agreement, and in full consideration for the aforesaid sale, transfer, conveyance, assignment and delivery of the Nonmedical Assets to AOR Management, and the assumption of the Assumed Obligations by AOR Management, AOR Management shall deliver to (i) TROG cash in an amount equal to $40,223; (ii) ACC cash in the amount of $294,363; and (iii) ACC II cash in the amount of $1,000 (collectively, the "Purchase Price"). Payment of such cash amount shall be made by AOR by wire transfer at Closing in immediately available funds to a bank account designated by each such Party.

     Section 3.05 Tax Allocation. The Purchase Price plus the Assumed Obligations constitute, for federal income tax purposes, the total consideration paid by AOR Management for all of the Nonmedical Assets (the "Tax Consideration"). The Parties estimate the Tax Consideration to be allocated among all of the Nonmedical Assets in the manner set forth on the Disclosure Schedule. The allocation set forth on the Disclosure Schedule is estimated to be based on the fair market value of the assets acquired, and the allocation is intended to be in compliance with Section 1060 of the Code. AOR Management and TROG, ACC and ACC II, as appropriate, agree to finalize the allocation within 150 days of the Closing Date and to use the final allocations in all tax returns or statements filed with any taxing authority. AOR Management and TROG, ACC and ACC II, as appropriate, agree to file timely the applicable Forms 8594 with their respective federal income tax returns for the taxable year in which the Closing Date occurs.


                                   ARTICLE IV
                    REPRESENTATIONS OF THE PHYSICIAN PARTIES

     Section 4.01 Representations of the Physician Parties. The Physician Parties jointly and severally represent and warrant to the AOR Parties that:

          (a) Organization, Valid Authorization and Good Standing. Each of TROG, ACC, ACC II and CTROP is duly organized, validly existing and in good standing under the laws of the State of Texas. TROG, ACC and ACC II have the power and authority to own all of their properties and assets and to conduct the Practice prior to the Closing Date, and CTROP has the power and authority to own all of its properties and assets and to conduct the Practice after the Closing Date. Each of TROG, ACC, ACC II and CTROP has the power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which any of TROG, ACC, ACC II or CTROP is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by such Party, and no other corporate or other proceedings on the part of such Party are necessary to authorize the Transaction Documents and the transactions contemplated thereby. This Purchase Agreement has been duly and validly executed and delivered by each of TROG, ACC, ACC II and CTROP and constitutes the valid and binding agreement of each such Party enforceable against it in accordance with its terms.

     Each Transaction Document executed and delivered by any of TROG, ACC, ACC II or CTROP will upon such execution and delivery constitute the valid and binding agreement of such Party enforceable against it in accordance with its terms.

          (b) Compliance. Except as disclosed on the Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by each of TROG, ACC, ACC II and CTROP will not (i) violate any provision of its organizational documents,
     (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which such Party is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of such Party or (iv) to the best of the Physician Parties' knowledge, violate or conflict with any order, award, judgement or decree or other material restriction or any law, ordinance or regulation to which such Party or its property is subject.

          (c) Approvals. To the best of the Physician Parties' knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by each of TROG, ACC, ACC II and CTROP or the consummation by such Party of the transactions contemplated thereby, except for those consents or approvals set forth in the Disclosure Schedule.

          (d) Financial Statements. TROG, together with ACC and ACC II, has furnished to the AOR Parties TROG's audited financial statements for the
     year ended December 31, 1996, and for the       -month period ended       ,
     1997, consisting of a balance sheet, the related statement of income and changes in stockholders' equity and cash flows, together with the report thereon of Price Waterhouse LLP, independent accountants (the "TROG Audited Financial Statements"). Except as disclosed on the Disclosure Schedule, the TROG Audited Financial Statements (i) have been prepared in accordance with GAAP and (ii) present fairly, in all material respects, the financial position of TROG at such dates and the results of its operations for the periods ended on such dates. Except as set forth in the Disclosure Schedule, the TROG Audited Financial Statements reflect all of the liabilities and obligations that are required to be reflected or disclosed therein in accordance with GAAP. For purposes of this Purchase Agreement, the latest balance sheet included in the TROG Audited Financial Statements is referred to as the "TROG Balance Sheet" and the date thereof is referred to as the "TROG Balance Sheet Date."

          (e) Undisclosed Liabilities. None of TROG, ACC or ACC II has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, and whether choate or inchoate) individually or in the aggregate in excess of $10,000, and to the best of the Physician Parties' knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against such Party giving rise to any liability, except as set forth on the TROG Balance Sheet or on the Disclosure Schedule.

          (f) Absence of Changes or Events. Except as set forth on the Disclosure Schedule, since the TROG Balance Sheet Date, each of TROG, ACC and ACC II has conducted the Practice only in the ordinary course of business, and none of TROG, ACC or ACC II has:

                (i) Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, whether individually or in the aggregate, that has had or might have a material adverse effect on such Party or the Practice;

                (ii) Pledged or subjected to any material lien, charge, security interest or any other encumbrance or restriction on any of its assets;

                (iii) Sold, transferred, leased to others or otherwise disposed of any of its assets material to the operation of the Practice, except in the ordinary course of the business of such Party;

                (iv) Canceled or compromised any material debt or claim, or waived or released any right of substantial value;

                (v) Received any notice of termination of any contract, lease or other agreement, or suffered any damage, destruction or loss that, individually or in the aggregate, has had or might have a material adverse effect on such Party or the Practice;

                (vi) Instituted, settled or agreed to settle any litigation, action, proceeding or arbitration;

                (vii) Failed to replenish its inventory or supplies in a normal and customary manner or made any material purchase commitment other than in the ordinary course of business of such Party;

                (viii) Failed to pay any accounts or notes payable or any other obligations on a timely basis consistent with the past practices of such Party;

                (ix) Entered into any material transaction, contract or commitment other than in the ordinary course of the business of such Party;

                (x) Suffered any event or events, whether individually or in the aggregate, that has had or could be reasonably expected to have a material adverse effect on the financial condition, results of operations, properties, assets, liabilities, business, operations or prospects of such Party, CTROP or the Practice;

                (xi) Made any material change in the rate of compensation, commission, bonus or other remuneration payable, or paid or agreed to pay any material bonus, extra compensation, pension, severance or vacation pay, to any partner or employee;

                (xii) Issued any equity interests, declared or paid any distribution on equity interests (not including bonuses) or entered into any agreement or understanding to do or engage in any of the foregoing actions;

                (xiii) Engaged in any activities or practices other than the Practice; or

                (xiv) Entered into any agreement or made any commitment to take any of the actions described in Subsections (i) through (xiii) inclusive of this Section 4.01(f).

          (g) Litigation. Except as disclosed on the Disclosure Schedule, there are no material claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the best of the Physician Parties' knowledge, threatened against any of TROG, ACC, ACC II or the Practice at law or in equity in any court or before or by any Governmental Authority, and, to the best of the Physician Parties' knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. To the best of the Physician Parties' knowledge, none of TROG, ACC, ACC II or the Practice is in default in respect of any judgment, order, writ, injunction or decree of any court or other Governmental Authority.

          (h) Permits; Compliance with Laws. To the best of the Physician Parties' knowledge, each of TROG, ACC, ACC II and CTROP has all permits, licenses, orders and approvals of all Governmental Authorities material to the conduct of the Practice, a true and correct list of which is set forth on the Disclosure Schedule. To the best of the Physician Parties' knowledge, all such permits, licenses, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is pending or threatened. To the best of the Physician Parties' knowledge, none of such permits, licenses, orders or approvals, and no application for any of such permits, licenses, orders or approvals, will be adversely affected by the consummation of the transactions contemplated by this Purchase Agreement or any other Transaction Document. Except as set forth on the Disclosure Schedule, no consent or approval is required for, and no other impediment or restriction exists that will prohibit or limit, the transfer of any of such permits, licenses, orders and approvals (and any applications therefor) in accordance with the terms of the Transaction Documents. To the best of the Physician Parties' knowledge, each of TROG, ACC and ACC II has complied in all material respects with the rules and regulations of all Governmental Authorities having authority over it, including without limitation, agencies concerned with occupational safety, environmental protection, employment practices, and Medicare and Medicaid requirements applicable to billing procedures (except denials of claims in the ordinary course of business), and none of TROG, ACC or ACC II has received notice of violation of any such rules or regulations, whether corrected or not, within the last three years.

          (i) Insurance. The Physician Parties have obtained and maintained in full force and effect insurance to protect them and the Practice against the types of liabilities, including medical malpractice, customarily insured against by persons in connection with the operation of similar practices, and all premiums due on such policies have been paid. Such insureds have complied in all material respects with the provisions of all such policies. Except as set forth on the Disclosure Schedule, no consent or approval is required for, and no other impediment or restriction exists that will prohibit or limit, the transfer of any such insurance policies included within the Nonmedical Assets in accordance with the terms of this Purchase Agreement. The Physician Parties have made available to the AOR Parties complete and correct copies of all such policies, together with all riders and amendments thereto. The Physician Parties have set forth on the Disclosure Schedule a complete and correct list of all such insurance policies and a list of malpractice insurance policies previously maintained within the last ten (10) years by them. The Physician Parties have also set forth on such Disclosure Schedule a list of all malpractice claims and similar types of claims, actions or proceedings asserted against any of the Physician Parties at any time within the last ten (10) years.

          (j) Tax Matters. To the best of the Physician Parties' knowledge, all federal, state, local and foreign tax returns required to be filed by each Physician Party prior to the Closing Date have been filed on a timely basis with the appropriate Governmental Authorities in all jurisdictions in which such returns are required to be filed and all such returns are true and correct. To the best of the Physician Parties' knowledge, all federal, state, local and foreign income, franchise, sales, use, property, and all other taxes, fees, assessments or other governmental changes (including withholding taxes), and all interest and penalties thereon (all of the foregoing, collectively "Taxes") due from, or properly accruable by, each Physician Party with respect to taxable periods ending on or prior to, and the portion of any interim period through, the date hereof have been fully and timely paid or, in the case of Taxes for which payment is not yet required, properly and fully accrued for on the TROG Audited Financial Statements. The AOR Parties will not after the Closing owe to any person or entity or be liable for, directly or indirectly, any taxes imposed upon any Physician Party. No Physician Party is currently the subject of any audit, examination or any similar investigation by any Governmental Authority. The Disclosure Schedule sets forth all audits, examinations or similar investigations of any Physician Party by any

     Governmental Authority since January 1, 1992. There are no liens for taxes (other than for current taxes not yet due and payable) upon any of the Nonmedical Assets. To the best of the Physician Parties' knowledge, none of the Nonmedical Assets is property that is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. To the best of the Physician Parties' knowledge, none of the Nonmedical Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The consummation of the transactions contemplated by this Purchase Agreement will not be subject to any sales or other transfer tax of any state or local taxing authority.

          (k) Contracts. Set forth on the Disclosure Schedule is a complete and correct list of all material agreements, contracts and commitments, written or oral, to which any of TROG, ACC or ACC II is a party or by which it or any of its properties or the Practice is bound, including without limitation: (i) mortgages, indentures, notes, letters or credit, security agreements and other agreements and instruments relating to the borrowing of money by or extension of credit to or by such Party; (ii) employment and consulting agreements, employee benefit, profit-sharing and retirement plans and all collective bargaining agreements; (iii) joint venture or partnership agreements; (iv) licenses of software or any patent, trademark or other intellectual property rights; (v) agreements or commitments for capital expenditures; (vi) brokerage or finder's agreements; (vii) agreements regarding clinical research; and (viii) agreements with payors, leases for real or personal property or contracts to provide medical or health-care services. The Physician Parties have made available to the AOR Parties complete and correct copies of all written agreements, contracts and commitments (together with all amendments thereto) and accurate descriptions of all oral agreements set forth on the list on the Disclosure Schedule. All such agreements, contracts and commitments are in full force and effect and, to the best of the Physician Parties' knowledge, all parties thereto have performed all material obligations required to be performed by them to date, are not in default in any material respect thereunder, and have not violated any representation or warranty, explicit or implied, contained therein. No claim or default by any party has been made or is now pending under any such agreement, contract or commitment, and, to the best of the Physician Parties' knowledge, no event has occurred and is continuing that with notice or the passing of time or both would constitute a default thereunder or would excuse performance by any party thereto. No such agreement, contract or commitment materially adversely affects the business, condition, properties, assets, earnings or operations of the Practice. Except as set forth in the Disclosure Schedule, no consents or approvals are required under the terms of any agreement listed on the Disclosure Schedule in connection with any of the transactions contemplated by the Transaction Documents including, without limitation, the transfer of any such agreement pursuant to this Purchase Agreement.

          (l) Employee Benefit Plans. Except as set forth on the Disclosure Schedule, none of TROG, ACC, ACC II or any other entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) with such Party ("Commonly Controlled Entity") maintains or contributes to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is a defined contribution plan described in Section 3(34) of ERISA or Section 414(i) of the Code, or that is a defined benefit plan described in Section 3(35) of ERISA or Section 414(j) of the Code, and that gives, or will give, rise to any liability of such Party for (i) any premium payments due under Section 4007 of ERISA with respect to any such defined benefit plan or (ii) any unpaid minimum funding contributions that would result in the imposition of a lien on any assets of such Party pursuant to Section 412(c)(11) of the Code or Section 302(c)(11) of ERISA. to the best of the Physician Parties' knowledge, none of TROG, ACC, ACC II or any Commonly Controlled Entity sponsors or sponsored, or maintains or maintained, any defined benefit plan (described in the immediately preceding sentence) that has been, or will be, terminated in a manner that would result in any liability of such Party to the Pension Benefit Guaranty Corporation or that would result in the imposition of a lien on any assets of such Party pursuant to Section 4068 of ERISA. At no time during the five (5) consecutive year period immediately preceding the first day of the year in which the Closing Date occurs has any of TROG, ACC, ACC II or any Commonly Controlled Entity participated in or contributed to any multiemployer plan defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code, nor during such period has any of TROG, ACC, ACC II or any Commonly Controlled Entity had an obligation to participate in or contribute to any such multiemployer plan. Except as set forth on the Disclosure Schedule, none of TROG, ACC or ACC II is obligated under any agreement or other arrangement pursuant to which compensation or benefits will become payable as a result of the consummation of the transactions contemplated in this Purchase Agreement. To the best of the Physician Parties' knowledge, none of TROG, ACC, ACC II or any of its respective directors, officers, employees or agents has, with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that is or has been established by or contributed to, or with respect to which costs or liabilities are accrued by TROG, ACC or ACC II, engaged in any conduct that would result in any material taxes or penalties on prohibited transactions under Section 4975 of the Code or under Section 502(i) or (1) of ERISA or in breach of fiduciary duty liability under Section 409 of ERISA which, in the aggregate, could be material to the business, financial condition or results of operation of TROG, ACC or ACC II, taken as a whole, and no actions, investigations, suits or claims with respect to the fiduciaries, administrators or assets of any such employee benefit plan (other than routine claims for benefits) is pending or threatened, which in the aggregate could reasonably be expected to give rise to material liability of TROG, ACC or ACC II or that could otherwise be material to the business, financial condition or results of operations of TROG, ACC or ACC II, taken as a whole. None of TROG's, ACC's or ACC II's welfare benefit plans (as defined in Section 3(1) of ERISA) provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of TROG, ACC or ACC II other than "continuation coverage" required under the Controlled Omnibus Budget Reconciliation Act of 1985. Any and all plans, policies, programs or arrangements of TROG, ACC, ACC II or any Commonly Controlled Entity which are subject to

     Section 4980B of the Code have been and are in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA. The Physician Parties will remain fully liable with respect to all plans, programs, policies or other arrangements, including but not limited to any pension, profit-sharing, thrift or other retirement plan; deferred compensation; or any other pension benefit plan of any kind; stock ownership, stock purchase, performance share, bonus or other incentive plan; severance plan; disability, medical, dental, vision or other health plan; life insurance or death benefit plan; vacation, sick leave, holiday or other paid leave plan; cafeteria plan, medical flexible spending account reimbursement plan; dependent care plan; or any other welfare benefit plan of any kind; or any other benefit plan, policy, program or arrangement whether or not any such plan, policy, program or other arrangement is, or is intended to be, qualified under Section 401(a) of the Code, and whether or not any such plan, policy, program or arrangement is subject to the provisions of ERISA, and the AOR Parties will not be required to assume by law or under any form of any such plans, policies, programs or arrangements any of the liabilities for or under such plans, policies, programs or arrangements.

          (m) Environmental Protection. To the best of the Physician Parties' knowledge, TROG, ACC, ACC II and CTROP have each obtained all permits, licenses and other authorizations that are required under any federal, state and local laws and the regulations promulgated thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of hazardous substances, materials or wastes (collectively, "Hazardous Wastes"), into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Wastes (collectively, "Environmental Laws"). To the best of the Physician Parties' knowledge, TROG, ACC, ACC II, CTROP and the Practice are each in material compliance with all terms and conditions of such required permits, licenses and authorizations, and are also in compliance with all applicable Environmental Laws. Except as set forth on the Disclosure Schedule, no consent or approval is required for, and no other impediment or restriction exists that will prohibit or limit, the transfer of such permits, licenses and authorizations in accordance with the terms of this Purchase Agreement. There are no pending or, to the best of the Physician Parties' knowledge, threatened, investigations, actions or proceedings of whatsoever nature involving TROG, ACC, ACC II or the Practice arising under any Environmental Laws.

          (n) Labor Matters. Except as described on the Disclosure Schedule, none of the employees of TROG, ACC or ACC II is represented by any union or other collective bargaining representative, and there are no contracts for the employment of any officer or employee of TROG, ACC or ACC II in effect. The Physician Parties are not aware of any organizational efforts by any union directed towards any of the employees of TROG, ACC or ACC II. Except as listed on the Disclosure Schedule, there has not been, nor to the knowledge of TROG, ACC or ACC II is there threatened or contemplated, any strike, slowdown, picketing or work stoppage by any such employees, any lockout of any of such employees or any labor trouble or other occurrence, event or condition of a similar character materially affecting, individually or in the aggregate, or which may materially affect, individually or in the aggregate, the operations, assets, properties or prospects of TROG, ACC, ACC II or the Practice.

          (o) Employees. The Disclosure Schedule sets forth a complete list of the names and positions held of all employees of TROG, ACC and ACC II and the current annual rate of compensation (including bonuses) paid to each such employee.

          (p) Title to Nonmedical Assets. Except as set forth on the Disclosure Schedule, each of TROG, ACC and ACC II is the owner and has, as of the date hereof, good and marketable title to such Party's Nonmedical Assets, free and clear of any and all liens, charges, pledges, claims, security interests, exceptions or other encumbrances of any kind.

          (q) Value of Assets. As of the date hereof, the sum of the book values of all of the Nonmedical Assets less all of the Assumed Obligations is not less than $335,586.

          (r) Inventory. Except as set forth on the Disclosure Schedule, to the best of the Physician Parties' knowledge: (i) the Inventory of each of TROG, ACC and ACC II is in its originally manufactured condition, fit for the use for which it is intended, free from any known defect and in a quality and quantity usable in the ordinary course of business; (ii) such Party's Inventory does not contain material amounts of items that are slow-moving, obsolete or of below-standard quality; (iii) the qualities and quantities of such Party's Inventory are reasonable and warranted in the present and anticipated circumstances of the Practice; and (iv) there has been no decrease in the quantities of Inventory since the TROG Balance Sheet Date, other than in the ordinary course of business.

          (s)  [Intentionally left blank]

          (t) Tangible Personal Property. Except as set forth on the Disclosure Schedule, to the best of the Physician Parties' knowledge, the Tangible Personal Property of each of TROG, ACC and ACC II is in good operating condition, working order and repair (normal wear and tear excepted) and is fully suitable for the uses for which it is employed in the conduct of the Practice.

          (u) Leases. With respect to each of the Real Property Leases and Personal Property Leases of each of TROG, ACC and ACC II, except as set forth on the Disclosure Schedule:

                (i) such lease is legal, valid, binding, enforceable and in full force and effect;

                (ii) such lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                (iii) no party to such lease is in material breach or default, and no event has occurred that, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration thereunder;

                (iv) no party to such lease has repudiated in writing any provision thereof;

                (v) there are no disputes, oral agreements or forbearance programs in effect as to such lease; and

                (vi) TROG, ACC or ACC II, as applicable, has performed and satisfied in full each material obligation to be performed by such Party under such lease.

          (v) Contract Rights. Except as set forth on the Disclosure Schedule, each of the Transferred Contracts of each of TROG, ACC and ACC II is valid and enforceable and is in full force and effect, and there is no material default or existing condition that, with the giving of notice or the passage of time or both, would constitute such a default by such Party or by any parties thereto. Such Party has performed and satisfied in full each material obligation required to be performed by such Party under each Transferred Contract. If services are to be provided to such Party under any of such Transferred Contract, such services have been and are being performed satisfactorily and timely, substantially in accordance with terms of such Transferred Contract.

          (w) Prepaid Items. Each of the Prepaid Items may be transferred to AOR Management without the necessity of obtaining any consent or approval.

          (x) Accounts Payable. Each of the Accounts Payable was incurred in the ordinary and usual course of business of the applicable Party may be transferred to AOR Management and is due and payable in the ordinary course of business of such Party.

          (y) Completeness and Conditions of Assets. All of the Nonmedical Assets, together with all of the Medical Assets, include all the assets and properties used to conduct the Practice as presently conducted.

          (z) Brokers. All negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Physician Parties as a group in such manner as to give rise to any valid claim for any broker's or finder's fee or similar compensation.

          (aa) Disclosure. To the best of the Physician Parties' knowledge, no representation, warranty or statement made by any of the Physician Parties in this Purchase Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to the AOR Parties in accordance with this Purchase Agreement or the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Physician Parties do not know of any fact or condition (other than general economic conditions or legislative or administrative changes in health-care delivery) that materially adversely affects, or in the future may materially adversely affect, the condition, properties, assets, liabilities, business, operations or prospects of the Practice that has not been set forth herein or in the Disclosure Schedule.

     Section 4.02 Representations of the Physicians. Each of the Physicians severally represents and warrants to the AOR Parties as to such Physician that:

          (a) Valid Authorization. Such Physician is competent and has full power, capacity and authority to enter into the Transaction Documents to which such Physician is a party and to carry out such Physician's obligations thereunder. This Purchase Agreement has been duly and validly executed and delivered by such Physician and constitutes the valid and binding agreement of such Physician enforceable against such Physician in accordance with its terms. Each Transaction Document executed and delivered at the Closing by such Physician will upon such execution and delivery constitute the valid and binding agreement of such Physician enforceable against such Physician in accordance with its terms.

          (b) Compliance. Except as set forth on the Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by such Physician will not (i) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under any mortgage, lien, lease, contract, license, instrument or any other agreement to which such Physician is a party, (ii) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any property of such Physician or (iii) to the best of such Physician's knowledge, violate or conflict with any order, award, judgment or decree or other material restriction or any law, ordinance or regulation to which such Physician or the property of such Physician is subject.

          (c) Approvals. Except as set forth on the Disclosure Schedule, to the best of such Physician's knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the Transaction Documents by such Physician or the consummation by such Physician of the transactions contemplated thereby.

          (d) Litigation. Except as disclosed on the Disclosure Schedule, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the best of such Physician's knowledge, threatened against such Physician or New P at law or in equity in any court or before or by any Governmental Authority, and, to the best of such Physician's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. To the best of such Physician's knowledge, neither such Physician nor New P is in default in respect of any judgement, order, writ, injunction or decree of any court or other Governmental Authority. Except as set forth on the Disclosure Schedule, there have been no disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against any of the Physicians.

          (e) Permits. To the best of such Physician's knowledge, such Physician has all permits, licenses, orders and approvals of all Governmental Authorities necessary to perform the services performed by such Physician in connection with the conduct of the Practice. To the best of such Physician's knowledge, all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. To the best of such Physician's knowledge, none of such permits, licenses, orders or approvals, and no application for any of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Transaction Documents. Such Physician is a participating physician, as such term is defined by the Medicare program, and such Physician has not been disciplined, sanctioned or excluded from the Medicare program and has not been subject to any plan of correction imposed by any professional review body.

          (f) Staff Privileges. The Disclosure Schedule lists all hospitals at which such Physician has full staff privileges. Such staff privileges have not been revoked, surrendered, suspended or terminated, and to the best of such Physician's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such revocation, surrender, suspension or termination.

          (g) Organization of New P. To the best of such Physician's knowledge, the New P Partnership Agreement is in full force and effect and has not been amended or repealed. No party to the New P Partnership Agreement is in violation or breach of any of the provisions thereof. The Partnership Interests, together with John M. Barnett, M.D.'s partnership interest, constitute all interests in New P. There are no options, subscription rights or similar rights to purchase any interest in New P.

          (h) Title to Partnership Interests. Each Physician is the sole owner of his Partnership Interest, free and clear of any lien, charge, security interest, encumbrance or claim whatsoever, with full legal power, right and authority to sell and transfer his Partnership Interest to AOR as provided herein and to enter into and perform his obligations under this Purchase Agreement. Upon the sale and transfer of each Physician's Partnership Interest as provided herein, AOR will acquire good and marketable title to such Physician's Partnership Interest free and clear of any lien, charge, security interest, encumbrance or other claim. Upon the sale and transfer of such Physician's Partnership Interest to AOR as provided herein, such Physician shall have no further interest, beneficial or otherwise, in New P.

          (i) Management Services Agreement. Except for the Management Services Agreement and except for the amount of cash on hand and in banks as set forth on the Disclosure Schedule, New P has no assets, including without limitation any ownership interest, beneficial or otherwise, in any other entity, and is not a party to any contract, agreement, order, lease or commitment. Except for executing and delivering the Management Services Agreement, since the date of New P's formation, New P has not conducted any business whatsoever. The Management Services Agreement is in full force and effect, and, to the best of such Physician's knowledge, there is no default or existing condition that, with the giving of notice or the passage of time or both, would constitute such a default by any of the parties thereto. To the best of such Physician's knowledge, New P has performed and satisfied in full each obligation required to be performed by it under the Management Services Agreement.

          (j) Undisclosed Liabilities. Except for obligations relating to or arising from the Management Services Agreement, to the best of such Physician's knowledge, New P does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, and whether choate or inchoate), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against New P giving rise to any liability.

          (k) Intentions. Except as set forth on the Disclosure Schedule, such Physician intends to continue practicing medicine on a full-time basis for the next five (5) years with CTOA and does not know of any fact or condition that materially adversely affects, or in the future may materially adversely affect, his ability or intention to practice medicine on a full-time basis for the next five years with CTOA.

          (l) Disclosure. Such Physician does not know of any fact or condition (other than general economic conditions or legislative or administrative changes in health-care delivery) that materially adversely affects, or in the future may materially adversely affect, the condition, properties, assets, liabilities, business, operations or prospects of the Practice that has not been set forth herein or in the Disclosure Schedule.

                                   ARTICLE V
                       REPRESENTATIONS OF THE AOR PARTIES

     Section 5.01 Representations of the AOR Parties. The AOR Parties jointly and severally represent and warrant to each of the Physicians that:

          (a) Organization, Valid Authorization and Good Standing. AOR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and AOR Management is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the AOR Parties has the power and authority to own all of its properties and assets and to conduct its business. Each of the AOR Parties has the power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by each of the AOR Parties, and no other corporate or other proceedings on the part of either of the AOR Parties are necessary to authorize the Transaction Documents and the transactions contemplated thereby. This Purchase Agreement has been duly and validly executed and delivered by each of the AOR Parties and constitutes the valid and binding agreement of each of the AOR Parties enforceable against the AOR Parties, in accordance with its terms. Each Transaction Document executed and delivered at the Closing by an AOR Party will upon such execution and delivery constitute the valid and binding agreement of such AOR Party, enforceable against such AOR Party in accordance with its terms.

          (b) Compliance. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the AOR Parties will not (i) violate any provision of their respective charters, limited partnership agreements or bylaws, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which either of the AOR Parties is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any property of either of the AOR Parties or (iv) violate or conflict with any order, award, judgement or decree or other material restriction or any law, ordinance or regulation to which either of the AOR Parties or the property of either of the AOR Parties is subject.

          (c) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other person not yet obtained is required in connection with the execution and delivery of the Transaction Documents by either of the AOR Parties or the consummation by either of the AOR Parties of the transactions contemplated thereby, except for (i) any filings and approvals required under the rules and regulations of the Securities and Exchange Commission, and filings and approvals required by the Blue Sky laws of the various states and (ii) the approval by First Union National Bank of North Carolina of the transactions contemplated by the Transaction Documents.

          (d) Capitalization.  The authorized capital stock of AOR consists of
     (i) 60,000,000 shares of AOR Common Stock of which, as of March 24, 1997, 26,643,582 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which is outstanding. All of the issued and outstanding shares of AOR Common Stock are, and all shares of AOR Common Stock to be issued pursuant to the transactions described in Article II will be, validly issued, fully paid and non-assessable.

          (e) Financial Statements. AOR has furnished to the Physician Parties AOR's audited financial statements for the year ended December 31, 1996, consisting of a balance sheet, the related statement of income and changes in stockholders' equity (the "AOR Audited Financial Statements"). The AOR Audited Financial Statements (i) have been prepared in accordance with GAAP, (ii) are true, complete and correct in all material respects as of their date and for the period above stated and (iii) fairly present the financial position of AOR at such date and the results of its operations for the period ended on such date. Except as set forth on the Disclosure Schedule, the AOR Audited Financial Statements reflects all of the liabilities and obligations of AOR that are required to be reflected or disclosed therein in accordance with GAAP.

          (f) Litigation. There are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to either of the AOR Parties' knowledge, threatened against either of the AOR Parties at law or in equity in any court or before or by any Governmental Authority, and, to such AOR Parties' knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. Neither of the AOR Parties is in default in respect of any judgment, order, writ, injunction or decree of any court or other Governmental Authority.

          (g) Registration Rights. AOR has not granted registration rights to any member of a physician group managed by AOR or a subsidiary thereof that, with respect to (i) the period during which registration rights may be exercised and (ii) the percentage of shares of AOR Common Stock that are registrable, are superior to the terms and provisions of the corresponding limitations of the registration rights that are granted pursuant to Article X hereto.

          (h) Brokers. All negotiations relating to the Transaction Documents and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the AOR Parties in such manner as to give rise to any valid claim for any broker's or finder's fee or similar compensation.

          (i) Disclosure. No representation, warranty or statement made by any of the AOR Parties in this Purchase Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to the Physician Parties in accordance with this Purchase Agreement or the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

     Section 6.01  Investment Representations and Covenants of Physicians.

          (a) Each Physician understands that the Securities will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and pursuant to similar provisions of applicable state securities laws, and that the reliance of AOR on such exemptions is predicated in part on the Physician's representations, warranties, covenants and acknowledgments set forth in this Section.

          (b) Except as disclosed on the Investment Representations Schedule attached hereto, each Physician represents and warrants that such Physician is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

          (c) Each Physician represents and warrants that the Securities to be acquired by such Physician upon consummation of the transactions described in Article II hereof will be acquired by such Physician for such Physician's own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, except as contemplated in Article X hereof, and that such Physician will not distribute any of the Securities in violation of the Securities Act.

          (d) Each Physician represents and warrants that the address set forth below such Physician's name in the Investment Representations Schedule is such Physician's principal residence.

          (e) Each Physician (i) acknowledges that the Securities issued to such Physician must be held indefinitely by such Physician unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that

     Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and (iii) is aware that Rule 144 is not currently available for use by such Physician for resale of any of the Securities to be acquired by such Physician upon consummation of the transactions described in Article II hereof.

          (f) Each Physician represents and warrants to AOR that such Physician has such knowledge and experience in financial and business matters such that such Physician is capable of evaluating the merits and risks of such Physician's investment in any of the Securities to be acquired by such Physician upon consummation of the transactions described in Article II hereof.

          (g) Each Physician confirms that such Physician has received and reviewed (i) AOR's Annual Report for 1996 and (ii) AOR's Proxy Statement for AOR's 1997 Annual Meeting of Stockholders. Each Physician also confirms that AOR has made available to such Physician the opportunity to ask questions of and receive answers from it concerning the terms and conditions of such Physician's investment in the Securities, and the Physician has received to such Physician's satisfaction, such additional information, in addition to that set forth herein, about AOR's operations and the terms and conditions of the offering as such Physician has requested.

          (h) In order to ensure compliance with the provisions of paragraph (c) hereof, each Physician agrees that after the Closing such Physician will not sell or otherwise transfer or dispose of Securities or any interest therein (unless such shares have been registered under the Securities Act) without first complying with either of the following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by such Physician:

                (i) AOR shall have received a written legal opinion from legal counsel, which opinion and counsel shall be satisfactory to AOR in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                (ii) AOR shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

Each Physician also agrees that the certificates or instruments representing the Securities to be issued to such Physician pursuant to this Purchase Agreement may contain a restrictive legend noting the restrictions on transfer described in this Article and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to AOR's transfer agent, if any, provided that this paragraph (h) shall no longer be applicable to any Securities following their transfer pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

     Section 6.02 No Corporate Practice. No Physician Party has knowledge that the actions, transactions or relationships arising from, and contemplated by the Transaction Documents violate any law, rule or regulation relating to the corporate practice of medicine. Each Physician Party accordingly agrees that such Physician Party will not, in an attempt to void or nullify any Transaction Document or any relationship involving any AOR Party or any Physician Party, sue, claim, aver, allege or assert that any such Transaction Document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine; provided, however, such Physician Party is entitled to make any such claim, averment, allegation or assertion if such Physician Party reasonably believes, on advice from counsel, that failure to terminate such Transaction Document or such relationship will subject such Physician Party to material liability or will materially adversely affect such Physician Party's right to practice medicine.

     Section 6.03 Current Public Information. AOR shall use commercially reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC) regarding the availability of current public information to the extent required to enable any holder of shares of AOR Common Stock to sell such shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation). Upon the request of any holder of the shares of AOR Common Stock issued pursuant to this Purchase Agreement, AOR will deliver to such holder a written statement as to whether AOR has complied with such requirements.

     Section 6.04 Rule 144 Covenant. AOR believes that the holding period, as determined by Rule 144(d)(3)(iii) enacted under the Securities Act of 1933, as in effect on the Closing Date (the "Holding Period"), for any shares of AOR Common Stock acquired by any Physician pursuant to Section 2.02(c) of this Purchase Agreement should commence on the Closing Date. In the event that a Physician elects to sell any of such shares pursuant to Rule 144 within sixty days of receipt thereof and is unable to do so by reason of the Holding Period being deemed to have commenced on a date later than the Closing Date (other than by reason of a change in the law), then (i) such Physician shall promptly notify AOR of such inability and provide AOR with the opportunity for five business days after receipt of such notice (the "Assistance Period") to assist such Physician in effecting the proposed sale and (ii) in the event that such proposed sale is not effected within the Assistance Period, AOR shall redeem a number of such shares of AOR Common Stock from such Physician up to a number equal to the quotient determined by dividing such Physician's Tax Liability by the value per share used to calculate such Tax Liability. For purposes of this
Section 6.04, a Physician's "Tax Liability" shall be determined by multiplying the number of shares that are delivered to such Physician at a given time by the Market Price on such date (or such lesser price as the Physician represents such Physician intends to use for purposes of preparing his applicable income tax return), and then multiplying such product by the highest stated federal and state income rate applicable to individuals.

     Section 6.05 Consents of Accountants. CTROP and the Physicians shall cause Price Waterhouse LLP, independent accountants, to deliver in a timely fashion to AOR all reports, opinions and consents required to be filed by Price Waterhouse LLP in any SEC filing made by AOR.

     Section 6.06 Access to Business Records. For a period of four (4) years from and after the date of Closing, or for such longer period as may be required by law, AOR shall retain and preserve the Business Records of the Physician Parties acquired by AOR hereunder, and will give the Physician Parties, and their counsel, accountants, consultants and other agents and representatives, full and complete access, during reasonable business law and upon reasonable request, to such records.


                                  ARTICLE VII
                 NON-COMPETITION AND CONFIDENTIALITY COVENANTS

     Section 7.01  Physician Non-Competition Covenant.

          (a) The Physicians recognize that the covenants of each Physician contained in this Section 7.01 are an essential part of this Purchase Agreement and that, but for the agreement of each Physician to comply with such covenants, the AOR Parties would not have entered into this Purchase Agreement. Each Physician acknowledges and agrees that each Physician's covenant not to compete is necessary to ensure the continuation of the Business (as defined herein) and the reputation of the AOR Parties and that irrevocable harm and damage will be done to the AOR Parties if any Physician competes with either of them. Each Physician accordingly agrees that for a period of five (5) years from and after the date hereof, such Physician shall not:

                (i) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for such Physician's own benefit or for the benefit of any other person or entity either knowingly (A) hire, attempt to hire, contact or solicit with respect to hiring any employee of AOR (or of any of its direct or indirect subsidiaries) or (B) induce or otherwise counsel, advise or encourage any employee of AOR (or of any of its direct or indirect subsidiaries) to leave the employment of AOR;

                (ii) act or serve, directly or indirectly, as a principal, agent, independent contractor, consultant, director, officer, employee, employer or advisor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), any Competing Business as such term is defined herein; provided, however, that this clause (ii) shall not prohibit such Physician from being the owner of up to 5% of any class of outstanding securities or any company or entity if such class of securities is publicly traded; or

                (iii) directly or indirectly, either as principal, agent, independent, contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for such Physician's own benefit or for the benefit of any other person or entity, call upon, solicit, divert or take away, any customers or clients of the Business.

          (b) For the purposes of this Section 7.01, the following terms shall have the meaning set forth below:

                (i) "Business" shall mean management and administration of the nonmedical aspects of oncology and hematology practices.

                (ii) "Competing Business" shall mean an individual, business, corporation, association, firm, undertaking, company, partnership, joint venture, organization or other entity that either (A) conducts a business substantially similar to the Business within the State of Texas or (B) provides or sells a service which is the same or substantially similar to, or otherwise competitive with the services provided by the Business within the State of Texas; provided, however, that "Competing Business" shall not include the Physician's internal management and administration of such Physician's medical practice or participation in the management and administration of a physician group in which such Physician devotes a significant amount of time to the practice of medicine.

          (c) Should any portion of this Section 7.01 be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of such Physician hereunder, and only in such event, then such Physician and AOR consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

          (d) This covenant shall be construed as an agreement ancillary to the other provisions of this Purchase Agreement, and the existence of any claim or cause of action of such Physician against an AOR Party, whether predicated on this Purchase Agreement or otherwise, shall not constitute a defense to the enforcement by AOR of this covenant. Without limiting other possible remedies to AOR for breach of this covenant such Physician agrees that injunctive or other equitable relief will be available to enforce the covenants of this provision, such relief to be without the necessity of posting a bond, cash or otherwise. Such Physician further expressly acknowledges that the damages that would result from a violation of his non-competition covenant would at a minimum be not less than $250,000.
     Such Physician shall pay to AOR in cash $250,000 within sixty (60) business days after AOR notifies such Physician that such Physician has breached this non-competition covenant as determined solely by AOR in the reasonable exercise of its discretion. If such Physician fails to make payment as contemplated by this Section, AOR shall be entitled to (i) cancel the number of shares of AOR Common Stock held by such Physician or, with respect to shares of AOR Common Stock entitled to be received by such Physician, terminate its obligation to deliver such number of shares of AOR Common Stock, valued at the Market Price per share, representing $250,000 or (ii) set off all or any of such $250,000 against amounts payable under the Note held by such Physician, or each of the foregoing, but in no event shall AOR be entitled to offset amounts in excess of $250,000 pursuant to this Section 7.01. Such Physician agrees to deliver to AOR the certificates representing any such shares canceled by AOR or any Note that, as a result of the exercise of set-off rights, is paid in full.

          (e) In the event that such Physician violates such Physician's non-competition covenant set forth above, then, notwithstanding any provision herein to the contrary, the time period specified above for which the non-competition covenant is effective shall be extended day for day for the time period that such Physician is in violation of any such covenant.

          (f) Notwithstanding anything contained herein, this Section 7.01 shall not be construed to (i) limit the freedom of any patient of any Physician to choose the facility or physician from whom such patient shall receive health-care services or (ii) limit or interfere with such Physician's ability to exercise his professional medical judgment in treating his patients or his ability or provide medical services to his patients.

     Section 7.02 Physician Confidentiality Covenant. From the date hereof, each Physician shall not, directly or indirectly, use for any purpose (other than in connection with the performance of such Physician's duties under such Physician's Employment Agreement with CTROP) or disclose to any third party, any trade secret, supplier list, financial data, pricing or marketing policy or plan or any other proprietary or confidential information that is the property of AOR (or of any of its direct or indirect subsidiaries). Without limiting the other possible remedies to AOR for the breach of this covenant, such Physician agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise. Such Physician further agrees that if any restriction contained in this Section 7.02 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other. Such Physician further acknowledges that the damages that would result from a violation of this
Section 7.02 would be at a minimum not less than $250,000. Such Physician shall pay to AOR in cash $250,000 within sixty (60) business days after AOR notifies such Physician that such Physician has breached this Section 7.02, as determined solely by AOR in the reasonable exercise of its discretion. If such Physician fails to make payment as contemplated by this Section 7.02, AOR shall be entitled to (i) cancel the number of shares of AOR Common Stock held by such Physician or, with respect to shares of AOR Common Stock entitled to be received by such Physician, terminate its obligation to deliver such number of shares of AOR Common Stock, valued at the Market Price per share, representing $250,000 or
(ii) set off all or any of such $250,000 against amounts payable under the Note held by such Physician, or each of the foregoing, but in no event shall AOR be entitled to offset amounts in excess of $250,000 pursuant to this Section 7.02. Such Physician agrees to deliver to AOR the certificates representing any such shares canceled by AOR or any Note that, as a result of the exercise of set-off rights, is paid in full.


                                  ARTICLE VIII
                                    CLOSING

     Section 8.01 Documents to be Delivered by Physician Parties. At the Closing, pursuant to this Purchase Agreement, the Physician Parties shall deliver, or cause to be delivered, to AOR Management the following:

          (a) Bills of sale, endorsements, assignments, drafts, checks or other instruments, as to all Nonmedical Assets, and any other appropriate instruments in such reasonable or customary form as shall be requested by AOR Management and its counsel and reasonably satisfactory to TROG and its counsel, including without limitation the TROG General Bill of Sale, Conveyance, Transfer and Assignment and Agreement Regarding Assumption of Liabilities covering all the Nonmedical Assets and the Assumed Obligations substantially in the form attached hereto as Exhibit A;

          (b) Bills of sale, endorsements, assignments, drafts, checks or other instruments, as to all Nonmedical Assets, and any other appropriate instruments in such reasonable or customary form as shall be requested by AOR Management and its counsel and reasonably satisfactory to ACC and its counsel, including without limitation the ACC General Bill of Sale, Conveyance, Transfer and Assignment and Agreement Regarding Assumption of Liabilities covering all the Nonmedical Assets and the Assumed Obligations substantially in the form attached hereto as Exhibit B;

          (c) Bills of sale, endorsements, assignments, drafts, checks or other instruments, as to all Nonmedical Assets, and any other appropriate instruments in such reasonable or customary form as shall be requested by AOR Management and its counsel and reasonably satisfactory to ACC II and its counsel, including without limitation the ACC II General Bill of Sale, Conveyance, Transfer and Assignment and Agreement Regarding Assumption of Liabilities covering all the Nonmedical Assets and the Assumed Obligations substantially in the form attached hereto as Exhibit C; and

          (d) Evidence satisfactory to AOR management that all liens, claims, pledges, security interests and other encumbrances on the Nonmedical Assets have been released.

     Section 8.02 Documents to be Delivered by AOR Parties. At the Closing, pursuant to this Purchase Agreement, AOR or AOR Management, as the case may be, shall deliver the following:

          (a) Appropriate instruments of assumption, as to all Assumed Obligations, and any other appropriate instruments in such reasonable or customary form as shall be requested by TROG and its counsel and reasonably satisfactory to AOR Management and its counsel, including without limitation the TROG General Bill of Sale, Conveyance, Transfer and Assignment and Agreement Regarding Assumption of Liabilities covering all the Nonmedical Assets and Assumed Obligations substantially in the form attached hereto as Exhibit A;

          (b) Appropriate instruments of assumption, as to all Assumed Obligations, and any other appropriate instruments in such reasonable or customary form as shall be requested by ACC and its counsel and reasonably satisfactory to AOR Management and its counsel, including without limitation the ACC General Bill of Sale, Conveyance, Transfer and Assignment and Agreement Regarding Assumption of Liabilities covering all the Nonmedical Assets and Assumed Obligations substantially in the form attached hereto as Exhibit B;

          (c) Appropriate instruments of assumption, as to all Assumed Obligations, and any other appropriate instruments in such reasonable or customary form as shall be requested by ACC II and its counsel and reasonably satisfactory to AOR Management and its counsel, including without limitation the ACC II General Bill of Sale, Conveyance, Transfer and Assignment and Agreement Regarding Assumption of Liabilities covering all the Nonmedical Assets and Assumed Obligations substantially in the form attached hereto as Exhibit C; and

          (d) The Notes in the original principal amounts set forth in this Purchase Agreement.


                                   ARTICLE IX
                                INDEMNIFICATION

     Section 9.01  Indemnification by the Physician Parties.

          (a) Except as provided in Section 9.01(b) and subject to the limitations set forth in Section 9.06, each of the Physician Parties, jointly and severally, hereby agrees to indemnify, defend and hold the AOR Parties, and their respective officers, directors, employees and shareholders (collectively, "AOR Indemnified Persons") harmless from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, liens, settlements, penalties, and forfeitures, and reasonable costs and expenses incident thereto (including reasonable attorneys' fees) (collectively, the "Indemnity Losses" and individually, an "Indemnity Loss"), asserted against or suffered or incurred, directly or indirectly, by any of the AOR Indemnified Persons and resulting from:

                (i) any misrepresentation in or breach of the representations or warranties of any of the Physician Parties or the failure of any of the Physician Parties to perform any of their respective covenants or obligations contained in this Purchase Agreement or in any exhibit, schedule, certificate or other instrument or document furnished or to be furnished by any of the Physician Parties pursuant to this Purchase Agreement;

                (ii) any and all obligations or liabilities of any of the Physician Parties of any kind, description or character, direct or indirect, absolute or contingent, known or unknown;

                (iii) any tax liability arising out of, or by virtue of, or based on any Physician Party;

                (iv) any Environmental Claim (as hereinafter defined) arising out of or based upon (i) operation of the properties covered by any of the Real Property Leases on or prior to the Closing Date or (ii) operation of the Practice on or prior to the Closing Date. For purposes of this Purchase Agreement, the term "Environmental Claim" means any liabilities, responsibilities, third party (including private parties, governmental agencies and employees) actions, lawsuits, claims or proceedings (whether they arise under common law or statute or are recognized now or at a later time and regardless of form, including strict liability and negligence) which relate to or arise from or in connection with any Environmental Law or Hazardous Wastes, including, but not limited to, any liability which relates to or arises from or in connection with any investigation, remediation or removal of any Hazardous Wastes.

          (b) Notwithstanding the foregoing provisions of Section 9.01(a), the Physician Parties shall not be obligated to jointly and severally indemnify, defend or hold the AOR Indemnified Parties harmless from and against any Indemnity Losses asserted against or suffered or incurred by any of the AOR Indemnified Parties and resulting from any misrepresentation in or breach of any representation of any Physician contained in Section
     4.02 hereof or Section 6.01 hereof or from the failure of any Physician to perform any of such Physician's covenants or obligations contained in Sections 7.01 or 7.02 hereof. In each of these cases, each Physician shall severally and not jointly indemnify, defend and hold the AOR Parties harmless from and against all Indemnity Losses asserted against or suffered or incurred by any of the AOR Indemnified Parties and resulting from any misrepresentation in or breach of such representations of such Physician or from the failure of such Physician to perform any of such covenants or obligations.

     Section 9.02 Indemnification by the AOR Parties. Subject to the limitations set forth in Section 9.06, the AOR Parties, jointly and severally, hereby agree to indemnify, defend and hold the Physician Parties and their respective officers, directors, employees, partners and shareholders (collectively "Physician Indemnified Persons") harmless from and against any Indemnity Loss asserted against or suffered or incurred by any of Physician Indemnified Persons and resulting from:

          (i) any misrepresentation in or breach of the representations and warranties of any of the AOR Parties or the failure of any of the AOR Parties to perform any of their respective covenants or obligations contained in this Purchase Agreement or in any exhibit, schedule, certificate or other instrument or document furnished or to be furnished by any of the AOR Parties pursuant to this Purchase Agreement;

          (ii) the use of any of the Nonmedical Assets after the Closing;

          (iii)  the Assumed Obligations;

          (iv) any tax liability arising out of, or by virtue of, or based on any AOR Party; or

          (v) any Environmental Claim arising out of or based upon the operation of the business of AOR on or prior to the Closing Date.

     Section 9.03 Notice. If any person or entity has reason to believe that he, she or it has suffered or incurred (or has a reasonable belief that he, she or it will suffer or incur) any Indemnity Loss subject to indemnity hereunder, such person or entity shall so notify the indemnifying party promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such Indemnity Loss, all with reasonable particularity. If the nature of the Indemnity Loss set forth in the notice does not involve any third party claim, and if the indemnifying party does not respond to the indemnified party in writing contesting the existence of amount of any Indemnity Loss within thirty (30) days after delivery of such notice, then such indemnifying party shall be obligated to pay, and shall pay in accordance with Section 9.05, the amount of the Indemnity Loss set forth in such notice to the indemnified party. If any action at law, suit in equity, administrative action or arbitration or mediation proceeding is instituted by or against a third party with respect to which any person intends to claim any liability or expense as an Indemnity Loss under this Article IX, such person shall promptly notify the indemnifying party of such action. The failure to give or to timely give any notice required by this Section 9.03 shall not relieve the party from whom indemnity is sought of any of its obligations under this Article IX, except to the extent that such failure results in actual prejudice to the indemnifying party.

     Section 9.04  Defense of Third-Party Claims.

          (a) With respect to any action at law, suit in equity, administrative action or arbitration or mediation proceeding that is instituted by or against a third party with respect to which any person intends to claim any liability or expense under this Article IX, the indemnifying party shall have ten (10) business days after receipt of the notice with respect thereto referred to in the first sentence of Section 9.03 to notify the indemnified party that it elects to conduct and control any action, suit or proceeding with respect to such claim. If the indemnifying party does not give such notice, the indemnified person shall have the right to defend, contest, settle or compromise such action, suit or proceeding in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified person, promptly pay the indemnified person in accordance with the other terms and conditions of this Article IX the amount of any Indemnity Loss subject to indemnity hereunder resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to participate in, and, to the extent that it shall desire, to undertake, conduct and control, through counsel of its own choosing (which counsel shall be satisfactory to the indemnified party in the reasonable judgment of the indemnified party and shall not, except with the consent of the indemnified party, be counsel to the indemnified party) and at its sole expense, the conduct and settlement of such action, suit or proceeding, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge securing the claims indemnified hereunder upon any asset of the indemnified person, (ii) the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person, (iii) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person except as provided below, and (iv) upon a final determination of such action, suit or proceeding, the indemnifying party shall promptly reimburse to the extent required under this Article IX the indemnified person for the full amount of any Indemnity Loss resulting from such action, suit or proceeding and all reasonable and related expenses incurred by the indemnified person, other than fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action, suit or proceeding by the indemnifying party (except as provided below); provided further, however, that such fees and expenses of counsel for the indemnified party shall be borne and paid on a current basis by the indemnifying party if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between such party and the indemnifying party in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party, or

     (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after giving notice of its intent to assume such defense. So long as the indemnifying party is contesting any such action in good faith, the indemnified person shall not pay or settle any such action, suit or proceeding. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such action, suit or proceeding, provided that in such event the indemnified person shall waive any right to indemnity therefor from the indemnifying party and no amount in respect thereof shall be claimed as an Indemnity Loss under this Article IX.

          (b) If requested by the indemnifying party, the indemnified person agrees to cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person asserting the claim, or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

          (c) The indemnified person agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim against the indemnified person or conferences with representatives of or counsel for such persons.

     Section 9.05 Payment of Losses. Except as specifically set forth in any other section of this Purchase Agreement with respect to payment of losses, which section shall govern payment of losses with respect to matters set forth therein, the indemnifying party shall pay to the indemnified person in cash the amount of any Indemnity Loss to which the indemnified person may become entitled by reason of the provisions of this Agreement, such payment to be made within sixty (60) business days after any such amount of losses is finally determined either pursuant to mutual agreement of the Parties, pursuant to the second sentence of Section 9.03, pursuant to the provisions of Section 9.04(a) or pursuant to the dispute resolution provisions set forth in Article XI or pursuant to a final, unappealable binding judgment of a court with jurisdiction. If any of the Physicians is the indemnifying party and fails to make payment as contemplated by this Section 9.05, AOR, at its election, shall be entitled to
(i) cancel the number of shares of the AOR Common Stock held by such indemnifying party or, with respect to shares of AOR Common Stock entitled to be received by such indemnifying party, terminate its obligation to deliver such number of shares of AOR Common Stock, valued at the Market Price per share as of the date payment was due under this Section 9.05, representing the amount equal to or less than the amount of Indemnity Loss, or (ii) set off all or any amounts payable under the Note held by such Physician, representing the amount equal to or less than the amount of the Indemnity Loss, or each of the foregoing, but in no event shall AOR be entitled to offset amounts in excess of the Indemnity Loss pursuant to this Section 9.05. Such indemnifying party agrees to redeliver to AOR the certificates representing any such shares canceled by AOR or any Note that, as a result of the exercise of set-off rights is paid in full. If AOR or AOR Management is the indemnifying party and fails to make payment as contemplated by this Section 9.05, CTROP, at its election, shall be entitled to set off all or any amounts payable to AOR Management under
Section 6.1 of the Management Services Agreement.

     Section 9.06 Limitations. Notwithstanding anything contained to the contrary in this Purchase Agreement, a Party's right to recover any amounts under the indemnification provisions of this Article IX shall be limited as provided in this Section 9.06.

          (a) All representations, warranties and indemnities made by the Parties shall survive the Closing and shall thereafter terminate and expire twenty-four (24) months after the Closing Date, except that representations, warranties (Section 4.01(j)) and associated indemnities with respect to tax matters, and representations, warranties (Section 4.01(m)) and associated indemnities with respect to environmental matters, shall survive for a period equal to the statute of limitations applicable to any claim arising from or attributable to such matters; provided, however, that notwithstanding the foregoing, the rights and obligations with respect to indemnification as provided in Article IX shall continue with respect to any matter for which indemnification has been properly sought pursuant to the terms and conditions of this Purchase Agreement prior to the expiration of any such survival period.

          (b) The Physician Parties' liabilities to AOR Indemnified Persons pursuant to this Article IX shall be limited as follows: with respect to any claim for indemnification under Section 9.01, no AOR Indemnified Person shall be entitled to indemnification pursuant to Article IX until the AOR Indemnified Parties in the aggregate have suffered or incurred Indemnity Losses of $25,000, and each Physician Party's obligations under this
     Article IX shall be limited to the amount set forth opposite such Physician Party's name on the Disclosure Schedule; provided, however, that nothing contained in this Section 9.06(b) shall be deemed to limit or impair an AOR Party's right to seek injunction or other equitable relief for a Physician's breach of any provision set forth in Article VII.

          (c) The AOR Parties' liabilities to Physician Indemnified Persons pursuant to this Article IX shall be limited as follows: with respect to any claim for indemnification under Section 9.02, no Physician Indemnified Person shall be entitled to indemnification pursuant to Article IX until the Physician Indemnified Persons in the aggregate have suffered or incurred Indemnity Losses of $25,000, and the AOR Parties' obligations in the aggregate under this Article IX shall be limited to $9,291,666.

     Section 9.07 EXTENT OF INDEMNIFICATION. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION, RELEASE AND ASSUMPTION OBLIGATIONS SET FORTH HEREIN, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF,

REGARDLESS OF WHETHER THE INDEMNITY LOSS GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, GROSS, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR VIOLATION OF ANY LAW BY, SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS STATEMENT CONSTITUTES A CONSPICUOUS LEGEND.


                                   ARTICLE X
                         PIGGYBACK REGISTRATION RIGHTS

     Section 10.01 Registration Rights. In the event that AOR proposes to file a registration statement with the SEC on Form S-1, S-2 or S-3 or such other comparable successor form as may be prescribed from time to time by the SEC (the "Registration Statement") with respect to an underwritten public offering by AOR of AOR Common Stock for cash, whether or not for AOR's own account, during the period commencing on the date hereof and ending on the fifth anniversary of the Closing Date, AOR shall give written notice of such proposed filing to the Physicians at least fifteen (15) days before the anticipated filing date (in which notice AOR shall use its best efforts to name the proposed managing underwriters of such offering and the anticipated price range per share of AOR Common Stock), and such notice shall offer each Physician the opportunity to register such number of the Physician's shares of AOR Common Stock as such Physician may request in writing within ten (10) days after receipt of such notice; provided, however, that the maximum numbers of shares of AOR Common Stock that such Physician may request to include shall be equal to the lesser of
(i) that fraction of his shares of AOR Common Stock which equals the maximum fraction of shares of AOR Common Stock held by any person having piggyback registration rights (other than AOR or the Physicians) that such other person is permitted to request to include in such filing and (ii) 50% of such Physician's shares of AOR Common Stock. Notwithstanding the foregoing, if the managing underwriter of such offering advises AOR that the total numbers of shares of AOR Common Stock which AOR, the Physicians and any other persons intend to include in such offering would adversely affect the success of such offering, then the amount of shares of AOR Common Stock to be offered for the account of the Physicians shall be reduced to the extent necessary to reduce the total number of shares of AOR Common Stock to be included in such offering to the amount recommended by such managing underwriter; provided that if shares of AOR Common Stock are being offered for the account of other persons as well as the Physicians, such reduction shall not represent a greater fraction of the number of shares of AOR Common Stock requested to be registered by the Physicians than the fraction of similar reductions imposed on such other persons over the amount of securities requested to be registered by such other persons. Nothing contained herein shall require AOR to (a) reduce the amount of shares of AOR Common Stock to be offered by AOR in such offering for any reason or (b) include any shares of AOR Common Stock of any Physician in any public offering for which a Registration Statement is or is proposed to be filed if such shares of AOR Common Stock are, at the time of effectiveness of such Registration Statement, eligible to be sold under paragraph (k) of Rule 144 under the Securities Act. Nothing in this Article X shall create any liability on the part of AOR to such

Physician if AOR for any reason should decide not to file a Registration Statement or decide not to request that the Registration Statement be declared effective or otherwise elect not to consummate the public offering contemplated thereby. The rights hereunder are subject to the condition that Physicians desiring to include shares of AOR Common Stock in the public offering agree to timely execute and deliver the underwriting agreement to be executed and delivered by AOR and the other sellers, if any, in connection with such public offering.

     Section 10.02  Covenants of AOR.

          (a) AOR hereby covenants and agrees:

                (i) To take such steps as may be necessary to comply with the Blue Sky laws of such states as the managing underwriter may reasonably request; provided that in no event shall AOR be obligated to qualify to do business in any state where it is not so qualified or to take any action which would subject it to unlimited service of process in any state where it is not at such time so subject;

                (ii) To use reasonable efforts to cause the Registration Statement to become effective and to keep the Registration Statement effective for such period as may be required under the terms of the underwriting agreement relating thereto, to file such post-effective amendments as may be necessary to keep any prospectus contained in such Registration Statement true and complete during such period as the Registration Statement shall be effective, and to furnish and file such other amendments, supplements, and other documents the managing underwriter may reasonably request;

                (iii) To supply such numbers of prospectuses as may be reasonably required by the managing underwriter or the Physician;

                (iv) To pay the reasonable costs and expenses of the Registration Statement incurred by AOR, including without limitation all registration and Blue Sky filing fees, all fees and expenses of AOR's counsel (but not the fees and expenses of counsel for such Physician), all accounting costs (including costs associated with the preparation of interim period financial statements) incurred by AOR, NASD fees, printing costs, experts' fees and expenses incurred by AOR, costs of post-effective amendments, and all other usual and customary expenses in connection with the Registration Statement, except for such Physician's pro rata share of underwriting discounts and selling commissions (calculated in the manner set forth in this Article X);

                (v) With respect to any Registration Statement filed pursuant to this Article X, to cooperate with the underwriters to the best of its abilities and to enter into an underwriting agreement with such underwriters containing such representations, warranties, and covenants on the part of AOR as are usual and customary in an underwritten public sale of common stock; and

                (vi) After the filing of the Registration Statement, to promptly notify the Physician of any stop order issued or threatened by the SEC, and to take all actions required to prevent the entry of such stop order or remove it if entered.

          (b) If, at the time AOR notifies a Physician pursuant to the first sentence of Section 10.01, AOR is obligated to issue in the future additional shares of AOR Common Stock to such Physician pursuant to Section 2.02(c) hereof, and if a Physician notifies AOR pursuant to the first sentence of Section 10.01 that it desires to register the offer and sale of such unissued shares of AOR Common Stock of which such Physician will be the owner, then AOR shall be obligated to issue such number of shares of AOR Common Stock (issuing such shares in the order they would otherwise be issuable pursuant to Section 2.02(c)) to such Physician; provided, however, that AOR is not obligated to issue such shares of AOR Common Stock if such Physician is not otherwise entitled to register the offer and sale of such shares pursuant to Section 10.01; and provided further, that prior to AOR's issuance of such additional shares of AOR Common Stock, AOR, AOR Management, the Escrow Agent and such Physician shall execute and deliver the Escrow Agreement.

          (c) If, subsequent to the Closing Date, AOR grants registration rights to physicians in connection with AOR's or a wholly owned subsidiary's management of such physicians' medical practice pursuant to a management agreement or similar arrangement, and if the terms of such registration rights relating to limitations with respect to (i) the period during which registration rights may be exercised and (ii) the percentage of shares of AOR Common Stock that are registrable are superior to the terms of the registration rights relating to such limitations granted pursuant to this
     Article X, then, without the taking of any additional action, such terms of registration rights granted pursuant to this Article X shall be amended to equal such terms of the subsequently granted registration rights.

     Section 10.03 Covenants of the Physicians. Each Physician hereby covenants and agrees:

          (a) To cooperate with AOR in its compliance with all federal and state securities laws, including without limitation providing such information and signing such documents as are reasonably necessary to effect a registration pursuant to this Purchase Agreement;

          (b) To pay his pro rata portion (calculated on the basis of the ratio of the aggregate offering price attributable to the shares of such Physician being registered and sold in relation to the aggregate offering price attributable to the total number of securities being registered and sold, including securities being registered and sold by other selling stockholders) of the underwriting discounts and selling commissions and to pay all the fees and disbursements of his counsel in connection with such registration; and

          (c) In addition to the transfer restrictions otherwise provided for herein, unless otherwise so agreed to in writing by AOR, such Physician will agree, whether or not such Physician has the right or elects to cause the registration of his shares pursuant to this Article X, not to sell or otherwise dispose of any shares of AOR Common Stock (other than the shares covered by such registration, which may be sold in accordance with the plan or plans of distribution described in the Registration Statement) owned by such Physician for a period of the shorter of (i) the lock-up period applicable to AOR, if any, or (ii) one hundred twenty (120) days following the effective date of such Registration Statement. The maximum amount of liability of any Physician under this Section 10.05 shall be limited to the aggregate amount of all sale proceeds actually received by such Physician upon the sale of such Physician's AOR Common Stock in connection with such registration.

     Section 10.04 Indemnification of Physicians. Whenever registration with respect to any shares of a Physician's AOR Common Stock is effected under the Securities Act pursuant hereto, AOR will indemnify and hold harmless such Physician, each underwriter, the directors, officers, employees and agents of each underwriter, and each person, if any, who controls each underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus included in such Registration Statement or any amendment or supplement to the Registration Statement or any such prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that AOR will not be liable to such Physician to the extent that such loss, claim, liability, expense or damage is based on an untrue statement or omission made in reliance on and in conformity with information furnished to AOR by such Physician, or by such Physician through any attorney-in-fact, expressly for inclusion in the Registration Statement or any prospectus included in such Registration Statement.

     Section 10.05 Indemnification of AOR. Whenever registration with respect to any shares of a Physician's AOR Common Stock is effected under the Securities Act pursuant hereto, such Physician will indemnify and hold harmless AOR, each of AOR's directors, each of AOR's officers, each person who controls AOR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, the directors, officers, employees and agents of each underwriter, and each person, if any, who controls each underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus included in such Registration Statement or any amendment or supplement to the Registration Statement or any such prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Physician will not be liable except to the extent that such loss, claim, liability, expense or damage arises from or is based upon an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to AOR by the Physician, or by such Physician through any attorney-in-fact, expressly for inclusion in the Registration Statement or any prospectus included in such Registration Statement.

     Section 10.06 Defense of Claim. Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against an indemnifying party under this
Article X, but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this
Article X, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article X. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided however that
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to diligently defend such claim, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then the indemnified party shall have the right to assume or continue its own defense as set forth above and the indemnifying party shall reimburse each indemnified party for the costs of such defense as provided in Sections 10.04 and 10.05. In no event shall the indemnifying party be responsible for the fees of more than one firm of counsel for all indemnified parties.

     Section 10.07 Transfer of Registration Rights. The rights to register AOR Common Stock pursuant to this Article X may be assigned in connection with any transfer or assignment by a Physician of AOR Common Stock provided that such transfer may otherwise be effected in accordance with applicable securities laws. No transfer or assignment will divest a Physician or any subsequent owner of such rights and powers unless all AOR Common Stock owned by such Physician are transferred or assigned.

                                   ARTICLE XI
                                  ARBITRATION

     Section 11.01 Scope. Unless otherwise specifically provided in any other Transaction Document, the parties hereto agree that any claim, controversy, dispute or disagreement between or among any of the parties to any of the Transaction Documents arising out of or relating to any Transaction Document (other than claims involving any noncompetition or confidentiality covenant) shall be governed exclusively by the terms and provisions of this Article XI; provided, however, that the terms and provisions of this Article XI shall not preclude any party hereto from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of (i) any noncompetition or confidentiality covenant in any Transaction Document or (ii) any duty, obligation, covenant, representation or warranty, the breach of which may cause irreparable harm or damage.

     Section 11.02 Arbitrators. In the event any claim or claims for an Indemnity Loss is brought by any of the AOR Parties or any of the Physician Parties, or there is any other claim, controversy, dispute or disagreement among any of the AOR Parties or the Physician Parties arising out of or relating to any Transaction Document, and the parties are unable to resolve such claim, controversy, dispute or disagreement within thirty (30) days after notice is first delivered pursuant to Section 9.03, the Parties agree to select arbitrators to hear and decide all such claims under this Article XI. If such claim, controversy, dispute or disagreement is between any of the Physician Parties, on the one hand, and any of the AOR Parties, on the other hand, then such Physician Parties shall select one arbitrator, and the AOR Parties shall select one arbitrator. If such claim, controversy, dispute or disagreement is between any of the Physicians, on the one hand, and CTROP, on the other hand, then the Physician shall select one arbitrator, and CTROP shall select one arbitrator. The two arbitrators so chosen shall then select a third arbitrator who is experienced in the matter or action that is subject to such arbitration. If such matter or action involves health-care issues, then the third arbitrator shall have such qualifications as would satisfy the requirements of the National Health Lawyers Association Alternative Dispute Resolution Service. Each of the arbitrators chosen shall be impartial and independent of all parties to the Transaction Documents. If either of the parties fails to select an arbitrator within twenty days after the end of such thirty-day period, or if the arbitrators chosen fail to select a third arbitrator within twenty days, then any party may in writing request the United States District Court for the Western District of Texas senior in term of service to appoint the arbitrator or arbitrators and, subject to this Article XI, such arbitrators shall hear all arbitration matters arising under this Article XI and, in default of such selection, may ask the American Arbitration Association.

     Section 11.03  Applicable Rules.

          (a) Each arbitration hearing shall be held at a place in Austin, Texas acceptable to a majority of the arbitrators. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms hereof. The decision of a majority of the arbitrators shall be reduced to writing and shall be binding on the parties. Judgment upon the award(s) rendered by a majority of the arbitrators may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The charges and expenses of the arbitrators shall be shared equally by the parties to the hearing.

          (b) The arbitration shall commence within thirty (30) days after the arbitrators are selected in accordance with the provisions of this Article
     XI. In fulfilling their duties with respect to determining the amount of an Indemnity Loss, the arbitrators may consider such matters as, in the opinion of the arbitrators, are necessary or helpful to make a proper valuation. The arbitrators may consult with and engage disinterested third parties to advise the arbitrators. The arbitrators shall add any interest factor reflecting the time value of money to the amount of any Indemnity Loss and shall not award any punitive damages.

          (c) If any of the arbitrators selected hereunder should die, resign or be unable to perform his or her duties hereunder, the remaining arbitrators or such senior judge (or such judge's successor) shall select a replacement arbitrator. The procedure set forth in this Article XI for selecting the arbitrators shall be followed from time to time as necessary.

          (d) As to any determination of the amount of an Indemnity Loss, or as to the resolution of any other claim, controversy, dispute or disagreement, that under the terms hereof is made subject to arbitration, no lawsuit based on such claimed Indemnity Loss or such resolution shall be instituted by any of the AOR Parties or the Physician Parties, other than to compel arbitration proceedings or enforce the award of the arbitrators.

          (e) All privileges under Texas and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Texas law.

                                 ARTICLE XII
                                 MISCELLANEOUS

     Section 12.01 Taxes. The Physician Parties will pay all transfer taxes, sales and other taxes and charges, if any, which may become payable in connection with the transactions contemplated by the Transaction Documents.

     Section 12.02 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Purchase Agreement or any other Transaction Document is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

     Section 12.03 Parties Bound. Except to the extent otherwise expressly provided herein, this Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

     Section 12.04 Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Purchase Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

     If to the AOR Parties, addressed to:

          American Oncology Resources, Inc.
          16825 Northchase Drive, Suite 1300
          Houston, Texas  77060
          Attention:  R. Dale Ross
          Telecopy: 713-873-7762

     With copies to:

          Mayor, Day, Caldwell & Keeton, L.L.P.
          700 Louisiana, Suite 1900
          Houston, Texas  77002
          Attention:  Diana M. Hudson
          Telecopy: 713-225-7047

     If to the Physician Parties, addressed to:

          Central Texas Radiation Oncology Physicians, P.A.
          1305 W. 34th Street, Suite 210
          Austin, Texas 78705
          Attention: President

     With copies to:

          Haynes & Boone, LLP
          901 Main Street, Suite 3100
          Dallas, Texas 75202
          Attention:  Lewis Lefco, Esq.
          Telecopy: 214-651-5940

or to such other address as such party may have given to the other parties by notice pursuant to this Section 12.04. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

     SECTION 12.05 CHOICE OF LAW. THIS PURCHASE AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT WITH RESPECT TO MATTERS OF LAW CONCERNING THE INTERNAL AFFAIRS OF ANY CORPORATE OR PARTNERSHIP ENTITY WHICH IS A PARTY TO OR THE SUBJECT OF THIS PURCHASE AGREEMENT, AND AS TO THOSE MATTERS THE LAW OF THE STATE OF INCORPORATION OR ORGANIZATION OF THE RESPECTIVE ENTITY SHALL GOVERN. THE PARTIES AGREE THAT IF A CONTROVERSY OR CLAIM BETWEEN OR AMONG THEM ARISES OUT OF OR IN RELATION TO THIS PURCHASE AGREEMENT AND RESULTS IN LITIGATION, THE COURTS OF TRAVIS COUNTY, TEXAS OR THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN TRAVIS COUNTY, TEXAS SHALL HAVE JURISDICTION TO HEAR AND DECIDE SUCH MATTER, AND THE PARTIES HEREBY SUBMIT TO JURISDICTION TO SUCH COURTS.

     Section 12.06 Entire Agreement; Amendments and Waivers. This Purchase Agreement, together with the other Transaction Documents and all Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Purchase Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Purchase Agreement and shall be executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Purchase Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Purchase Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 12.07 Confidentiality Agreements. The provisions of the Confidentiality Agreements, and the provisions of the Letter of Intent between AOR and the Physicians shall terminate and cease to be of any force or effect at and upon the Closing.

     Section 12.08 Reformation Clause. It is the intention of the parties hereto to conform strictly to applicable laws regarding the practice and regulation of medicine, whether such laws are now or hereafter in effect, including the laws of the United States of America, the State of Texas or any other applicable jurisdiction, and including any subsequent revisions to, or judicial interpretations of, those laws, in each case to the extent they are applicable to this Purchase Agreement (the "Applicable Laws"). Accordingly, if the transfer of any Nonmedical Assets by TROG to AOR Management violates any Applicable Law, then the parties hereto agree as follows: (a) the provisions of this Section 12.08 shall govern and control; (b) if neither of the parties hereto is materially economically disadvantaged, then any Nonmedical Asset, the transfer of which violates any Applicable Law, shall be deemed to have never been transferred to AOR Management; (c) if one or more of the parties hereto is materially economically disadvantaged, then the parties hereto agree to negotiate in good faith such changes to the structure and terms of the transactions provided for in this Purchase Agreement as may be necessary to make these transactions, as restructured, lawful under applicable laws and regulations, without materially disadvantaging either party; (d) this Purchase Agreement shall be deemed reformed; and (e) the parties to this Purchase Agreement shall execute and deliver all documents or instruments necessary to effect or evidence the provisions of this Section 12.08.

     Section 12.09 Assignment. The Purchase Agreement may not be assigned by operation of law or otherwise except that AOR shall have the right to assign this Purchase Agreement, at any time, to any direct or indirect wholly owned subsidiary of AOR. No such assignment shall relieve AOR of its obligations hereunder.

     Section 12.10 Attorneys' Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Purchase Agreement or the other Transaction Documents, or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

     Section 12.11 Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by the Transaction Documents or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder or the purposes of this Agreement.

     Section 12.12 Announcements and Press Releases. Any press releases or any other public announcements concerning this Purchase Agreement or the other Transaction Documents shall be approved by both AOR and CTROP; provided, however, that if any party reasonably believes that it has a legal obligation to make a press release and the consent of the other party cannot be obtained, then the release may be made without such approval.

     Section 12.13  Antidilution.

          (a) The existence of AOR's obligation to issue shares of AOR Common Stock pursuant to Section 2.02(c) hereof shall not affect in any way the right or power of AOR or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in AOR's capital structure or its business, or any merger or consolidation of AOR, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting the AOR Common Stock, or the rights thereof, as the dissolution or liquidation of AOR, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

          (b) If AOR effects a subdivision or consolidation of shares of AOR Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of AOR Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number of shares of AOR Common Stock subject to issuance pursuant to Section 2.02(c) hereunder shall be appropriately adjusted in such a manner to entitle the Physicians to receive the same total number and class of shares as it would have received had it received shares of AOR Common Stock immediately prior to the event requiring the readjustment. In the event of any capital reorganization or reclassification of the capital stock of AOR, any consolidation or merger of AOR with or into another corporation, or any sale, lease or disposition of all or substantially all of the assets of AOR that is effected in such a manner that holders of shares of AOR are entitled to receive additional shares, other securities and/or property (including cash) with respect to or in exchange for shares of AOR Common Stock, AOR shall, as a condition precedent to such transaction, cause effective provision to be made so that the Physicians shall thereafter have the right to receive the kind and amount of additional shares, other securities and/or other property receivable upon such event as it would have received had it received the shares of AOR Common Stock immediately prior to the event.

     Section 12.14 No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions.

     Section 12.15 No Rights as Stockholder. No Physician shall have any rights as a stockholder with respect to any shares of AOR Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in Section 12.13, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date any such stock certificate is issued.

     Section 12.16 Multiple Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.17 Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Purchase Agreement.

     Section 12.18 Severability. Each article, section, subsection and lesser section of this Purchase Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Purchase Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Purchase Agreement, but every other provision of this Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed as of April 25, 1997.


                         AMERICAN ONCOLOGY RESOURCES, INC.,
                         a Delaware corporation


                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP, a Texas limited partnership

                         By:  AOR Management Company of Texas, Inc.,
                              its General Partner


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                         --------------------------------------------
                         SHANNON D. COX, M.D.


                         --------------------------------------------
                         JOHN H. WILBANKS, M.D.


                         --------------------------------------------
                         GEORGE R. BROWN, M.D.


                         --------------------------------------------
                         BRUCE M. TURNER, M.D.

                         TEXAS RADIATION ONCOLOGY GROUP, LLP,
                         a Texas limited liability partnership


                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------


                         CENTRAL TEXAS RADIATION ONCOLOGY PHYSICIANS, P.C., a Texas professional association


                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------


                         AUSTIN CANCER CENTER, LIMITED,
                         a Texas limited partnership
                              By: GP Austin Cancer Center, Inc., Its General Partner


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                         AUSTIN CANCER CENTER II, LIMITED,
                         a Texas limited partnership
                              By: GP Austin Cancer Center, Inc., Its General Partner


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------